Exhibit 10.1

EXECUTION

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Sixth Amendment”) is entered into as of July 5, 2017 (the “Effective Date”), by and between DIV BEDFORD, LLC, a Massachusetts limited liability company (“Landlord”), and IROBOT CORPORATION, a Delaware corporation (“Tenant”).
R E C I T A L S:

A.Landlord and Tenant are parties to that certain Lease (the “Original Lease”) dated as of February 22, 2007, as amended by that certain Letter Agreement dated as of May 4, 2007, as further amended by that certain Letter Agreement dated August 15, 2007, as further amended by a First Amendment to Lease dated September 16, 2010, as further amended by a certain Declaration dated June 16, 2011, as further amended by a Second Amendment to Lease dated as of May 20, 2014, as further amended by a certain letter dated October 8, 2014, as further amended by a Third Amendment to Lease (the “Third Amendment”) dated as of April 10, 2015, as further amended by a Fourth Amendment to Lease dated as of October 23, 2015, as further amended by a Fifth Amendment to Lease dated as of May 4, 2016 (as amended, the “Lease”) for certain premises (the “Existing Premises”) consisting of approximately 203,041 rentable square feet of space located within the Complex (as defined in the Lease) and now known as XChange at Bedford (formerly known as Bedford Business Park) in Bedford Massachusetts. The Site is described in Exhibit A hereto and the Complex is depicted on Exhibit A-1 attached hereto.
B.Landlord has agreed to lease to Tenant and Tenant has agreed to lease from Landlord an additional 5,645 rentable square feet of space (the “Sixth Amendment Additional Premises”) located on the second floor of Building 4 at the Complex (also known as 4 Crosby Drive and formerly known as Building A), which space is shown on Exhibit B attached hereto.
C.The Term is currently scheduled to expire on April 30, 2020. Landlord and Tenant have also agreed, among other things, to extend the Term of the Lease, and provide for certain improvements to the Premises.
D.Pursuant to Section 2.1 of the Lease, the numerical/alphabetical address system for the Complex has been modified and the Buildings and the Additional Buildings are now referred to as follows: (i) Building A is now known as Building 4 and 4 Crosby Drive; (ii) Building B is now known as Building 6 and 6 Crosby Drive; (iii) Building C is now known as Building 8 and 8 Crosby Drive; (iv) Building D is now known as Building 10 and 10 Crosby Drive; (v) Building E is now known as Building 12 and 12 Crosby Drive; (vi) Building F is now known as Building 14 and 14 Crosby Drive; (vii) Building G is now known as Building 16 and 16 Crosby Drive; and (viii) and Building H is now known as Building 18 and 18 Crosby Drive.

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E.Landlord and Tenant therefore desire to enter into this Sixth Amendment to set forth the terms and conditions for the leasing of the Sixth Amendment Additional Premises, the extension of the Term, and to amend the Lease as hereinafter set forth.
A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:
1.Expansion of Premises.
(a)     Effective as of the Sixth Amendment Additional Premises Commencement Date (as hereinafter defined), the Sixth Amendment Additional Premises shall be added to the Existing Premises so that the Premises shall include the Existing Premises and the Sixth Amendment Additional Premises upon all of the terms and conditions of the Lease except as modified herein. The lease of the Sixth Amendment Additional Premises shall terminate on the Lease Expiration Date (as defined herein), unless extended or sooner terminated as provided in the Lease. As used herein, the term “Sixth Amendment Additional Premises Commencement Date” shall mean the Effective Date. As of the Sixth Amendment Additional Premises Commencement Date, the Sixth Amendment Additional Premises have been delivered to Tenant, and Tenant has accepted the Sixth Amendment Additional Premises in their as-is condition.
(b)    From and after the Sixth Amendment Additional Premises Commencement Date, Building 4 shall be deemed to be a “Building” and one of the “Buildings” as defined in Section 1.1 of the Lease (including, without limitation, for purposes of Section 5.17 of the Lease) and Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others any Common Areas (as defined in the Lease) located in or necessary for access to Building 4.
(c)     From and after the Sixth Amendment Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” as used in the Lease shall mean 208,686 square feet, being the sum of (i) the Rentable Floor Area of the Existing Premises containing 203,041 rentable square feet, and (ii) the Rentable Floor Area of the Sixth Amendment Additional Premises containing 5,645 rentable square feet.

2.Fixed Rent and Additional Rent for Early Rent Commencement of Sixth Amendment Additional Premises. With respect to the Sixth Amendment Additional Premises, Tenant shall pay Fixed Rent and Additional Rent beginning on the date (the “Sixth Amendment Additional Premises Rent Commencement Date”) which is the earlier of (a) the date on which a certificate of occupancy is issued for the Sixth Amendment Additional Premises following substantial completion of the Sixth Amendment Tenant Alterations (defined in Exhibit D hereto) and (b) January 1, 2018. If the Sixth Amendment Additional Premises Rent Commencement Date occurs prior to January 1, 2018, Rent shall be due for the Sixth Amendment Additional Premises as follows. Annual Fixed Rent shall be $95,965.00, payable in monthly installments of $7,997.00 per month. Tenant

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shall pay Operating Expenses Allocable to the Sixth Amendment Additional Premises and Landlord’s Tax Expenses Allocable to the Sixth Amendment Additional Premises as Additional Rent, in accordance with the terms of the Original Lease without regard to any base year (i.e., net of Tenant’s share of Operating Expense and Taxes). Annual Fixed Rent and Additional Rent for any partial month for which Rent is due shall be paid at the rates set forth above on a pro rata basis.
3.Landlord’s Work. Landlord shall perform the work described in Exhibit C attached hereto (the “Landlord Work Letter”). Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the First Extension Term Commencement Date (as hereinafter defined) and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises to prepare the same for Tenant’s occupancy during the First Extension Term, except as set forth in the Landlord Work Letter and subject to Landlord’s express obligations under the Lease.
4.Tenant’s Work. If Tenant elects to perform the Sixth Amendment Tenant Alterations, such alterations shall be performed in accordance with the terms of Exhibit D. For ease of reference, Exhibit D includes the definition of “Sixth Amendment Tenant Alterations” and sets forth the “Sixth Amendment Construction Allowance.”
5.First Extension Term. Notwithstanding anything to the contrary contained in the Lease, the Term of the Lease for the Premises (as the same is expanded by this Sixth Amendment to include the Sixth Amendment Additional Premises) is hereby extended for an additional ten (10) years (the “First Extension Term”) commencing on May 1, 2020 and expiring on April 30, 2030 (the “Lease Expiration Date”), unless extended as provided in Section 7 of this Sixth Amendment or sooner terminated in accordance with the terms of the Lease.
6.Rent.
(a)    Annual Fixed Rent. From and after January 1, 2018, the Annual Fixed Rent for the Premises shall be as follows:

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Calendar Year	Annual Fixed Rent per square foot	Annual Fixed Rent	Monthly Installments of Fixed Rent
2018	$17.00	$3,547,662.00	$295,638.50
2019	$17.51	$3,654,091.86	$304,507.66
2020	$18.04	$3,763,714.62	$313,642.88
2021	$18.58	$3,876,626.05	$323,052.17
2022	$19.13	$3,992,924.84	$332,743.74
2023	$19.71	$4,112,712.58	$342,726.05
2024	$20.30	$4,236,093.96	$353,007.83
2025	$20.91	$4,363,176.78	$363,598.06
2026	$21.54	$4,494,072.08	$374,506.01
2027	$22.18	$4,628,894.24	$385,741.19
2028	$22.85	$4,767,761.07	$397,313.42
2029	$23.53	$4,910,793.90	$409,232.83
2030	$24.24	$5,058,117.72	$421,509.81

(b)    Additional Rent. Effective as of January 1, 2018, notwithstanding anything to the contrary contained in the Lease (including Section 3 of the Third Amendment), Tenant shall pay Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises in accordance with the terms of the Original Lease without regard to any base year.
(c)    Annual Fixed Rent and Additional Rent for Existing Premises. Prior to January 1, 2018, Tenant shall continue to pay Annual Fixed Rent and Additional Rent with respect to the Existing Premises in accordance with the terms of the Lease and without regard to the terms of this Sixth Amendment.
(d)    Electricity. During the remainder of the Original Term and during the First Extension Term, Tenant shall continue to pay all charges for electricity consumed in the Existing Premises in accordance with the terms of the Lease, as heretofore amended. Landlord has installed and rendered operational a check meter to measure electricity usage solely in the Sixth Amendment Additional Premises. Beginning on the Sixth Amendment Additional Premises Commencement Date and continuing through the expiration or earlier termination of the Term (as it may have been extended), Tenant shall pay all charges for electricity consumed in the Sixth Amendment Additional Premises based upon the check meter readings for the Sixth Amendment Additional Premises at the actual rates charged by the utility provider, without any markup by Landlord of such utility rates. Notwithstanding the foregoing, if any check meter for measuring Tenant’s electricity usage malfunctions or is otherwise not operating properly (other than due to a Landlord default), Landlord may charge Tenant for electricity consumed in the applicable portion of the Premises during the period of malfunction (plus a period of ten (10) days after being made aware of such malfunction) based on reasonable industry-standard methods to reasonably estimate use and Tenant’s past usage. At Landlord’s option and at Landlord’s sole expense, Landlord may install direct meters for measuring Tenant’s consumption of electricity in any area of the Premises which is not directly metered, and, in such event, Tenant shall thereafter pay all costs and expenses for such separately-

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metered electricity directly to the utility provider. The costs of electricity supplied to other leasable areas of Building 4 shall be excluded from Landlord’s Operating Expenses.
7.Extension Option.
(a)    Right to Extend. On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the Sixth Amendment Extension Option (as hereinafter defined) and as of the commencement of the Second Extension Term (as hereinafter defined) (i) there exists no monetary or other material Event of Default (“Event of Default” being defined in Section 7.1 of the Original Lease), and (ii) the Lease is still in full force and effect, Landlord grants Tenant the option (the “Sixth Amendment Extension Option”) to extend the Term of the Lease with respect to the entire Premises for one (1) additional period of ten (10) years (the “Second Extension Term”) subject to each and all of the terms and conditions set forth in this Section 7. All other extension options under the Lease (including Section 8.20 of the Original Lease and Section 4 of the Third Amendment) are hereby extinguished, and no option to extend the term of the Lease exists except as set forth in this Section 7.
i.    Effect of Assignment or Sublease.  The Sixth Amendment Extension Option may not be exercised by, assigned or otherwise transferred to any person or entity voluntarily or involuntarily, except the Tenant named in the Lease (or a Successor Entity that succeeds to the interest of Tenant by assignment in accordance with Section 5.6 of the Original Lease).  The parties hereto agree that if Tenant assigns any of its interest in the Lease or subleases more than 50% of the rentable square area of the Premises to any person or persons, in the aggregate, for all or substantially all of the remaining Term (meaning that less than twenty-one (21) months will remain in the then-Term of this Lease when the sublease expires) other than pursuant to a Successor Entity (as that term is defined in the Original Lease), this Sixth Amendment Extension Option shall terminate immediately without the need for any act or notice by either party to be effective.
ii.    Manner of Notice. In order to exercise the Sixth Amendment Extension Option, Tenant shall deliver to Landlord written notice (the “Extension Notice”) of the exercise of the Sixth Amendment Extension Option not later than July 31, 2028 and not sooner than April 30, 2028, time being of the essence. If an Extension Notice is not so delivered, Tenant's Sixth Amendment Extension Option shall automatically expire. The giving of an Extension Notice shall be deemed to be a binding exercise of Tenant’s extension option, subject only to the right to rescind the same as expressly provided below.
iii.    Effect of Default. Tenant's right to exercise the Sixth Amendment Extension Option shall be suspended at the election of Landlord during any period in which a monetary or other material Event of Default has occurred and is continuing, but the period of time within which the Sixth Amendment Extension Option may be exercised shall not be extended. Notwithstanding Tenant's due and timely exercise of the Sixth Amendment Extension Option, if, after such exercise and prior to the effective date of the Second Extension Term a monetary or other material Event of Default occurs under this Lease that is not cured within the applicable grace period, if any, and Landlord terminates this Lease, then Tenant's exercise

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of the Sixth Amendment Extension Option shall be of no force and effect and its rights hereunder shall terminate.
iv.    Rent. The Annual Fixed Rent for the Second Extension Term shall be equal to the then-prevailing fair market fixed annual rental rate (such prevailing fair market rental rate, the “Market Rent”) for the Premises on an “as is” basis, taking into account market increases during the Term and all other market concessions for tenant renewals in comparable office and R&D complexes as well as quality of office and R&D complex product with comparable amenities to the Complex in the Route 128 North Submarket and all other then relevant factors. During the Second Extension Term, the Additional Rent for the Premises shall continue to be payable as provided in the Lease and all of the terms, conditions and covenants of the Lease shall apply.
(b)    Market Rent Notice. If Tenant properly exercises its Sixth Amendment Extension Option, Landlord shall provide Tenant with written notice (the “Market Rent Notice”) of the Landlord’s good faith determination of the Market Rent for the entire Second Extension Term within fifteen (15) business days of Landlord’s receipt of the Extension Notice. Tenant shall respond in writing to Landlord’s Market Rent Notice within thirty (30) days following the Market Rent Notice (the “Tenant Response Period”) stating that (a) Tenant agrees with the Market Rent determined by Landlord, (b) Tenant elects to rescind its Extension Notice (in which case Tenant’s rights under this Section 7 shall terminate and be of no further force and effect), or (c) Tenant elects to dispute Landlord’s determination of Market Rent pursuant to Section 7(c), below. If the parties agree on the Base Rent for the Second Extension Term during the Tenant Response Period or Tenant gives the notice described in clause (a) of the immediately preceding sentence, Landlord and Tenant shall exercise reasonable efforts to execute an amendment to the Lease within twenty (20) business days following Landlord’s submission of a proposed amendment to Tenant and stating the Second Extension Term, the Base Rent and any related terms and conditions. Notwithstanding the foregoing, failure to execute such an amendment shall not impact the binding nature of Tenant’s exercise of the Sixth Amendment Extension Option. If Tenant gives the notice described in clause (c) of this Section 7(b), above, then the Market Rent shall be determined in accordance with Section 7(c).
(c)    Dispute. If the determination of Market Rent is to be made pursuant to this Section 7(c), then the Market Rent shall be determined by arbitration as set forth below in order to establish the Base Rent for the Second Extension Term and Landlord and Tenant shall be bound by the results of the arbitration. Notwithstanding the submission of the issue of Market Rent to arbitration, if such Base Rent has not been established pursuant to Section 7(d) below prior to the commencement of the Second Extension Term, Base Rent for the next ensuing Lease Year of the Term shall be paid at the Base Rent established by Landlord in its Market Rent Notice until the arbitration is completed. If, upon completion of the arbitration, it is determined that Market Rent is less or more than that set by Landlord, then an adjustment based upon such lower or greater rent shall be made based on the number of months therefor paid by Tenant. In no event shall the extension of the Term be affected by the determination of the Base Rent, such exercise of the Sixth Amendment Extension Option being fixed at the time at which Tenant delivers the Extension Notice, subject only to Tenant’s rescission right under Section 7(b) above.

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(d)    Arbitration. When the terms of this Sixth Amendment provide that Market Rent shall be determined by arbitration, the following arbitration procedures shall apply:
i.    Selection of Arbitrators. Within five (5) business days following the end of the Tenant Response Period, each of Tenant and Landlord shall choose a licensed commercial real estate broker who has at least twelve (12) years' full-time experience in commercial leasing in the Route 128 North submarket and shall notify the other party in writing of its selection. If a party does not appoint an arbitrator within such five (5) business day period and such failure is not cured within five (5) business days following a written request for such appointment by the other party, then the single broker appointed shall be the sole arbitrator and shall establish the Market Rent for the Extension Term;
ii.    Selection of Third Arbitrator. If the two (2) arbitrators are appointed by the parties as stated above, they shall meet within five (5) business days following their appointment in accordance with Subsection 7(d)(i) above, and the arbitrators selected shall select a third arbitrator meeting the qualifications as set forth in Subsection 7(d)(i) above; if the two (2) arbitrators fail to select the third arbitrator within such time period, such third arbitrator shall be appointed by the President of the Greater Boston Real Estate Board or, if it ceases to exist, a similar organization reasonably selected by Landlord. The third arbitrator, however selected, shall be a person who has not previously acted in any capacity for either party;
iii.    Decision by Arbitrators. Within fifteen (15) business days after their appointment, the three (3) arbitrators selected pursuant to the terms hereof shall determine the Market Rent for the Premises for the Second Extension Term, and shall notify Tenant and Landlord of such determination within three (3) days thereafter, which determination shall be final and binding upon Tenant and Landlord. If the arbitrators are unable to agree upon the Market Rent, the Market Rent will be deemed to be the average of the Market Rents proposed by the arbitrators, except that (i) if the lowest proposed Market Rent is less than ninety percent (90%) of the second to lowest proposed Market Rent, the lowest proposed Market Rent will automatically be deemed to be ninety percent (90%) of the second to lowest proposed Market Rent and (ii) if the highest proposed Market Rent is greater than one hundred ten percent (110%) of the second to highest proposed Market Rent, the highest proposed Market Rent will automatically be deemed to be one hundred ten percent (110%) of the second to highest proposed Market Rent;
iv.    Allocation of Expenses. Landlord and Tenant shall each pay one-half (1/2) of the expense of the third arbitrator’s fees and each shall pay 100% of the fees of the arbitrator appointed by each respective party.
v.    Guidelines for Arbitration. For the avoidance of doubt, for the purpose of determining Market Rent pursuant to arbitration, the parties shall use the definition of Market Rent set forth in Section 7(a)(iv).

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8.Expansion Rights in Buildings 4, 16 and 18.
Section 8.28 of the Original Lease is hereby amended and restated in its entirety as follows:

Section 8.28. Right of First Offer

(A)On the conditions (which conditions Landlord may waive by written notice to Tenant at any time), that as of both the time that any portion of the RFO Premises (as hereinafter defined) becomes available for reletting (as hereinafter defined) and as of the commencement date of Tenant’s leasing of such portion of the RFO Premises: (i) Tenant directly leases from Landlord at least 100,000 square feet of rentable floor area, (ii) no monetary or other material Event of Default of Tenant exists and there have been no more than two (2) monetary or other material Event of Default occurrences during the Lease Term, (iii) the Lease is still in full force and effect, and (iv) Tenant has neither assigned the Lease nor sublet more than fifty percent (50%) of the Total Rentable Floor Area of the Buildings (except for an assignment or sublease under Section 5.6.1 of the Lease or an occupancy permitted pursuant to Section 5.6.6 of the Lease), Tenant shall have a right of first offer (“Right of First Offer”) to lease the RFO Premises, as hereinafter defined.

For the purposes hereof, the “RFO Premises” shall be defined as any and all space in Building 4 (also known as 4 Crosby Drive), Building 16 (also known as 16 Crosby Drive), and Building 18 (also known as 18 Crosby Drive) of the Complex as and when such space becomes available for reletting (as hereinafter defined).

(B)    When any portion of the RFO Premises becomes available for reletting (as hereinafter defined), Landlord shall notify Tenant (“Landlord’s RFO Premises Notice”) of the availability of such space, which notice shall contain the size, configuration, location and date of availability of such portion of the RFO Premises, the Annual Market Rent, and the other business terms upon which Landlord is willing to so lease such space. The “net effective rental rate” set forth in Landlord’s RFO Premises Notice shall mean and be expressed in terms of (i) the Annual Market Rent for the applicable portion of the RFO Premises quoted by Landlord, (ii) the triple-net basis of this Lease for Operating Expenses and Taxes, (iii) the free rent or “build-out” period, if any, after the commencement of the lease term, (iv) the tenant improvement allowance, if any, and (v) the length of the lease term, which shall hereinafter be referred to as “Landlord’s Offered Rental Terms.”

For the purposes hereof:

(1)    The “Annual Market Rent” shall be the annual fair market rent for the applicable portion of the RFO Premises as of the date when the same becomes available for reletting, based upon the use of such space as first class office/research and development space utilizing properties of similar character within the Boston Northwest Suburban Market and based on the Market Rate (as defined in Section 7 above of this Sixth Amendment) for such portion of the RFO Premises.

(2)    A portion of the RFO Premises shall be deemed “available for reletting” when Landlord, in its sole judgment, determines that the then current tenant of such portion of the RFO Premises will vacate the applicable portion of the RFO Premises at the expiration or earlier termination of such tenant’s lease, provided that with

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respect to 4 Crosby Drive and 18 Crosby Drive the applicable portion of the RFO Premises shall also be deemed to be “available for lease” when the then-current tenant’s right to extend or renew, if any, contained within its lease expires in accordance with the terms of the applicable lease agreement without having been exercised or such right otherwise has been waived in writing by such tenant.

In connection with the foregoing, it is understood and agreed that Tenant’s rights under this Section 8 shall be subject and subordinate to the rights of the existing tenants in 4 Crosby Drive, 16 Crosby Drive and 18 Crosby Drive as of the date of this Sixth Amendment (the “Existing Tenants”) as set forth on Exhibit O attached to the Sixth Amendment (the terms of any leases with the Existing Tenants, including, but not limited to, the original terms thereof and options to extend the terms thereof contained in lease documents executed prior to the date hereof are hereinafter individually and collectively called the “Existing Leases”).

(C)    If Tenant wishes to exercise Tenant's Right of First Offer, Tenant shall do so, if at all, by giving Landlord notice (“Tenant’s RFO Exercise Notice”) within five (5) business days after receipt of Landlord’s RFO Premises Notice, time being of the essence, of Tenant's desire to lease all (but not less than all) of the space designated in Landlord’s RFO Premises Notice. Tenant shall, in Tenant’s RFO Exercise Notice, specify whether it shall be leasing the applicable portion of the RFO Premises for (1) the lease term specified in Landlord’s RFO Premises Notice or (2) a lease term that is coterminous with the Term of the Lease with respect to the Existing Premises (it being understood and agreed that if less than sixty (60) months then remain in the Lease Term at the time Tenant delivers the Tenant’s RFO Exercise Notice electing to lease the applicable portion of the RFO Premises for a term to be coterminous with the Lease Term with respect to the Existing Premises and if such period is shorter than the lease term offered in Landlord’s RFO Premises Notice, Tenant must simultaneously exercise its extension option under Section 7 of this Sixth Amendment with its exercise of its rights under this Section 8 and if no such extension option is then available to Tenant then the term with respect to the applicable portion of the RFO Premises shall automatically be as specified in Landlord’s RFO Premises Notice) (the lease term as determined under subsection (1) or (2) being hereinafter referred to as the “Designated RFO Lease Term”).

If Tenant shall give a Tenant’s RFO Exercise Notice the same shall constitute an agreement to enter into an instrument in writing to lease the portion of the RFO Premises identified in Landlord’s RFO Premises Notice and Landlord and Tenant will exercise reasonable efforts to enter into an amendment to the Lease memorializing the expansion of the Premises within thirty (30) days after receipt of a first draft of such amendment from Landlord adding the applicable portion of the RFO Premises to the Premises upon all of the same terms and conditions in this Lease, except to the extent inconsistent with the provisions of this Section 8 and except that (x) the Annual Fixed Rent shall be equal to the Annual Market Rent as quoted by Landlord, (y) the lease term with respect to the applicable portion of the RFO Premises shall be the Designated RFO Lease Term, and (z) the lease amendment shall also reflect such other business terms as were set forth in Landlord’s RFO Premises Notice. For the avoidance of doubt, Tenant’s RFO Exercise Notice shall be binding regardless of whether the written instrument contemplated in the previous sentence is executed.

(D)    If Tenant shall not timely exercise its rights under this Section 8 within such period, time being of the essence in respect to such exercise, Landlord shall be free to lease such

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portion of the RFO Premises for two hundred seventy (270) days after the date of Landlord’s RFO Premises Notice for a net effective rental rate which is not less than 90% of Landlord’s Offered Rental Terms contained in Landlord’s RFO Premises Notice without again offering such space to Tenant for lease; provided, however, that (i) Landlord shall reoffer the applicable RFO Premises to Tenant in accordance with the terms and provisions of this Section 8 if (a) Landlord does not so lease such space during such two hundred seventy (270) day period, or (b) if Landlord proposes to lease such space in larger or smaller increments, or (c) if Landlord proposes to lease such space during such two hundred seventy (270) day period for a net effective rental rate which is less than 90% of Landlord’s Offered Rental Terms contained in Landlord’s RFO Premises Notice, and (ii) the terms of this Section 8 shall continue to apply to the remainder of the RFO Premises, if any, not included in Landlord’s RFO Premises Notice and to RFO Premises included in Landlord’s RFO Premises Notice and not leased by Tenant which is subsequently leased to another tenant in accordance with this Section 8 and thereafter becomes available for reletting (i.e. this is a continuous Right of First Offer).

(E)    If Tenant shall exercise any such Right of First Offer and if, thereafter, the then occupant of the portion of the RFO Premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of Tenant's occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate the Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); except that if such holdover exceeds one hundred eighty (180) days, then Tenant may cancel the exercise of its option to lease the applicable portion of the RFO Premises by giving to Landlord a written cancellation notice (provided, however, that if Landlord delivers such portion of the RFO Premises to Tenant on or before the date thirty (30) days after Landlord receives such cancellation notice, such cancellation notice shall be void and without further force or effect).

Alternatively, in lieu of canceling the exercise of such option, Tenant shall have the right to require Landlord to pay to Tenant the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the sixty-first (61st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the RFO Premises is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

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In the event that Tenant elects to cancel its exercise of its option hereunder as the result of a holding over by the existing occupant of the applicable portion of the RFO Premises, Landlord shall reoffer the space to Tenant at such time as the hold-over tenant is evicted from the space upon the same terms and conditions as set forth in Tenant’s RFO Exercise Notice with respect to such space (and otherwise in accordance with the terms and provisions of this Section 8).

(F)    Landlord shall use reasonable efforts to keep Tenant informed with semi-annual written updates of the expected availability of the leaseable areas in the RFO Premises; provided, however, that Landlord’s failure to provide such updates shall in no way be deemed to be a default of Landlord under this Lease or otherwise give rise to any liability on Landlord’s part.

9.Leasing Notice Right. Section 8.29 of the Original Lease is hereby amended and restated in its entirety to read as follows:
Landlord agrees that for so long as DIV Bedford, LLC or any affiliate (i.e., an entity controlled by, under common control with, or controlling DIV Bedford, LLC) of DIV Bedford, LLC is the Landlord, hereunder, if at any time during the eighteen (18) months following the Effective Date of the Sixth Amendment, Landlord intends to enter into a lease with a third party for all or any portion of the currently vacant space in 14 Crosby Drive (the “14 Crosby Vacant Space”), then provided that (i) Tenant directly leases from Landlord at least 208,686 square feet of rentable floor area, (ii) there exists no monetary or other material Event of Default and there have been no more than two (2) monetary or other material Event of Default occurrences during the Term, (iii) the Lease as amended is still in full force and effect and (iv) Tenant has neither assigned the Lease nor sublet more than twenty-five percent (25%) of the Total Rentable Floor Area of the Buildings of the Premises (except for an assignment or sublease permitted under Section 5.6.1 of the Original Lease or an occupancy permitted pursuant to Section 5.6.6 of the Original Lease), then Landlord shall give Tenant at least five (5) business days’ written notice (“Landlord’s 14 Crosby Leasing Notice”) of the intent to enter into a letter of intent for such space. Beyond delivery of Landlord’s 14 Crosby Leasing Notice, Landlord shall have no further obligation to Tenant with respect to the 14 Crosby Vacant Space, and the rights of Tenant set forth in this Section 8.29 shall not constitute rights in real property. Except as amended and restated in this Section 8 of the Sixth Amendment, the provisions of Section 8.29 of the Original Lease are deleted and are of no further force or effect.
10.Site. Exhibit A to the Original Lease is hereby deleted in its entirety and replaced with the Description of Site attached hereto as Exhibit A. Exhibit A-1 to the Original Lease is hereby deleted in its entirety and replaced with the Site Plan of Complex attached hereto as Exhibit A-1.
11.Parking. In accordance with the ratio set forth in Section 1.1 of the Lease (i.e. three (3) parking privileges for each 1,000 square feet of rentable floor area leased by Tenant), as of the Sixth Amendment Additional Premises Commencement Date, the Number of Parking Privileges Tenant is entitled to use at the Complex shall be 625 parking spaces, subject to increase or decrease in accordance with the terms of Section 2.2.1 of the Lease (as amended). Section 2.2.1 of the Original Lease is hereby modified by: (a) deleting subsection 2.2.1(B) in its entirety and (b) deleting

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from subsection 2.2.1(D) the text “(including, without limitation, those relating to the Managed Parking program, if implemented)”.
12.Signage.
(a)    Exterior Signage. Section 5.17(B)(1) of the Original Lease is hereby modified by deleting the text “one (1) sign on the exterior façade” and inserting in its place the text “two (2) signs on the exterior façade.”
(b)    Directory Signage. In connection with the lease of the Sixth Amendment Additional Premises as described herein, Tenant shall be entitled to building-standard directory signage in the lobby of Building 4 and to no other additional signage.
13.Security Deposit. The Security Deposit held by Landlord pursuant to the Lease has heretofore been reduced in accordance with Section 8.21 of the Lease and the amount of the Security Deposit is now Five Hundred Thousand Dollars ($500,000.00). Accordingly, Section 8.21(B) of the Lease is hereby deleted, and the definition of “Security Deposit” in Section 1.1 of the Lease is hereby deleted and replaced with the following: “$500,000, to be held and disposed of pursuant to the provisions of Section 8.21 of this Lease.”
14.Land Recreation Space. Tenant’s right to use the Additional Land Areas shall remain in effect for the Term, subject to the provisions of Section 8.27 of the Original Lease (as amended by the provisions of the Fifth Amendment and this Sixth Amendment).
a.The Land Recreation Area B is no longer the subject of the MHD Lease and is now owned by Landlord and so Tenant’s right to use Land Recreation Area B shall no longer be subject to or conditioned on the MHD Lease. Subsections 8.27(B)(2) and 8.27(B)(3) and the last sentence of Section 8.27(B)(1) are hereby deleted and of no further force or effect. In the event that Tenant is prevented from using (and in fact ceases to use) Land Recreation Area B as the result a casualty or taking affecting Land Recreation Area B for a period of eleven (11) consecutive months after Landlord’s receipt of written notice of such condition from Tenant, then Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)	Said notice shall be given after said eleven (11) month period.

(ii)	Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)	If said condition is remedied on or before the date thirty (30) days after the receipt of such notice, said notice shall have no further force and effect.

(iv)
If said condition is not remedied on or before the date thirty (30) days after the receipt of such notice, this Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under this Lease shall be apportioned as of said effective date.

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Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease in the event that Landlord has made available to Tenant another parcel of land consisting of one and one-half (1 ½) acres or more and located within a ten (10) mile radius of the Complex, which may be used by Tenant for all of the same purposes as Land Recreation Area B hereunder (Landlord hereby acknowledging that Landlord shall be solely responsible for all costs associated with obtaining the rights to such alternative parcel provided that Tenant shall still be responsible for any costs that Landlord is otherwise entitled to pass through to Tenant on account of Land Recreation Area B in accordance with Section 2.6 of the Original Lease). In the event any zoning relief or changes need to be obtained for such alternate land in order to permit Tenant’s use of the same for the same purposes as Land Recreation Area B, Landlord shall be responsible, at Landlord’s sole cost and expense, for obtaining any and all of such necessary zoning relief and/or change.
b.    Intentionally Omitted.
c.    At Landlord’s expense, Landlord may remove all or any portion of the existing fencing around Land Recreation Area B and replace it with a uniform fence that is at least eight feet (8’) high (and, thereafter, Tenant shall have no right to fencing or other surroundings around Land Recreation Area B taller than eight feet (8’) high). Landlord shall perform such work in a reasonably expeditious manner such that no material portion of the fence is absent for more than two weeks, and shall advise Tenant of its intention to perform such work at least ten (10) business days prior to the commencement of such work. Landlord shall cooperate with Tenant to schedule any work under this Section 14(c) in a manner that will not coincide with any confidential activities of Tenant taking place within Land Recreation Area B, such as the testing of Tenant’s proprietary robot prototypes.
15.Timing for Requisitions of Additional Building 6 Space Allowance Costs. Section 2(b) of the Third Amendment is hereby modified by deleting the two instances of the text “June 30, 2017”, and inserting in their stead the text “October 31, 2017”.
16.Intentionally Omitted.
17.Environmental Laws. Notwithstanding anything to the contrary contained in the Lease either expressed or implied, Landlord covenants to Tenant that the Sixth Amendment Additional Premises shall be delivered to Tenant in its then “as is” condition, and free of all Hazardous Materials (as defined in Section 5.3 of the Lease) in violation of Hazardous Materials Laws.
18.Brokers. Tenant hereby represents to Landlord that it has dealt directly with and only with Transwestern|RBJ and Jones Lang Lasalle New England, LLC (the “Brokers”) as a broker in connection with this Sixth Amendment. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Brokers on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

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19.Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. Landlord shall continue to hold the Security Deposit, and Tenant shall maintain the Security Deposit, in accordance with the terms of the Lease. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting the matters set forth in this Amendment and this Amendment constitutes the parties’ entire agreement with respect to the matters described herein and supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto or with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Amendment.
20.Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD:

DIV BEDFORD, LLC, a Massachusetts limited liability company

By: Bedford Manager Corp., a Massachusetts corporation

By: /s/ Richard McCready
Name: Richard McCready
Title: President

TENANT:

IROBOT CORPORATION,
a Delaware corporation

By: /s/ Alison Dean
Name: Alison Dean
Title: CFO

By: /s/ Glen Weinstein
Name: Glen D. Weinstein
Title: EVP & Chief Legal Officer

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Exhibit A

Description of Site
Legal Description
Real property at 4-18 Crosby Drive, in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, described as follows:
Parcels 1 & 2
A certain parcel of land situated on the westerly side of Crosby Drive in the Town of Bedford, in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:
Beginning at a point in the westerly line of Crosby Drive at the most northerly corner of the granted premises at land now or formerly of Beacon Properties Limited Partnership, thence

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S 16° 24’ 24” E	a distance of Nine Hundred Ninety-Two and Fifty-Four Hundredths feet (992.54’) to a point; thence
S 15° 54’ 05” E	a distance of Two Hundred Twenty-Six and Eight Hundredths feet (226.08’) to a point; thence
S 74° 05’ 55” W	a distance of Twenty-Two and No Hundredths feet (22.00’) to a point; thence
S 15° 54’ 05” E	a distance of Four and Three Hundredths feet (4.03’) to a point; thence
SOUTHERLY
and curving to the left along the arc of a curve having a radius of Nine Hundred Seventy and Seventy-Three Hundredths feet (970.73’), a length on One Hundred Fifty-Nine and Sixty-Nine Hundredths feet (159.69’) to a point; thence

SOUTHERLY
and curving to the right along the arc of a curve having a radius of Twenty and No Hundredths feet (20.00’), a length of Thirty-One and Four Hundredths feet (31.04’) to a point; the previous six (6) courses being along the westerly line of Crosby Drive; thence

S 63° 35’ 55” W	a distance of Sixty-Five and Ninety Hundredths feet (65.90’) to a point; thence
WESTERLY
and curving to the right along the arc of a curve having a radius of Thirty and No Hundredths Feet (30.00’), a length of Thirty-Five and Fifty-Five Hundredths feet (35.55’) to a point; thence

And curving to the left along the arc of a curve having a radius of Four Hundred Twenty and no hundredths feet (420.00’), a length of Three Hundred Two and Eighty Hundredths feet (302.80’) to a point; thence

N 89°49’ 15” W	a distance of Two Hundred Ninety-Three and Four Hundredths feet (293.04’) to a point; thence
NORTHWESTERLY
and curving to the right along the arc of a curve having a radius of One Hundred and No Hundredths feet (100.00’), a length of One Hundred Nineteen and Thirty-Six Hundredths feet (119.36’) to a point at a Parcel 4; the previous five (5) courses being along the northerly line of Crosby Road; thence

N 21° 25’ 56” W	a distance of Five Hundred Four and Seventy Hundredths feet (504.70’) to a point; thence
N 21° 56’ 20” W	a distance of Two Hundred Eighty-Three and One Hundredth feet (283.01’) to a point at Parcel 3; the previous two (2) courses by Parcel 4; thence
N 64°00’ 04” E	a distance of Sixty-Four and Forty-Three Hundredths feet (63.43’) to a point; thence
N 41°27’ 31” E
a distance of One Hundred Seventy and Thirty-Three Hundredths feet (170.33’) to a point at land now or formerly of Beacon Properties Limited Partnership, the previous two (2) courses by Parcel 3; thence

N 57° 00’14” E	a distance of Two Hundred Ninety-Two and Thirty-Four Hundredths feet (292.34’) to a drill hole; thence
N 58° 05’ 16” E	a distance of Ninety-One and Ten Hundredths feet (91.10’) to a drill hole; thence
N 57° 40’ 22” E	a distance of Two Hundred Fifteen and Ninety-Nine Hundredths feet (215.99’) to the Point of Beginning.

The above described Parcel of land contains an area of 838,376 square feet, more or less or 19.2465 acres, more or less, and is more particularly shown as Parcel 1 & 2 on a plan entitled “Plan of Land at 2-14 Crosby Drive, Bedford, Mass (Middlesex County) prepared for Bedford Business Park Limited Partnership, Scale: 50 feet to an inch, dated Nov. 1, 1996, by the BSC Group, Inc.,” recorded with the Middlesex South District Registry of Deeds as Plan No. 1246 of 1996.
Parcel 3
A certain parcel of land situated off the northwesterly end of Crosby Road in the Town of Bedford, in the County of Middlesex, Commonwealth of Massachusetts bounded and described as follows:

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Beginning at a point in the most southerly corner of the granted premises at the most westerly corner of Parcel 1 & 2 at Parcel 4; said point being Seven Hundred Eighty-seven and Seventy-One Hundredths feet (787.71’) along the line separating Parcel 1 & 2 and Parcel 4 from the most northwesterly end of Crosby Road, thence

N 23° 06’ 22” W	by Parcel 4, a distance of Two Hundred Ninety-Nine and Fifty-One Hundredths feet (299.51’) to a point at land now or formerly of Beacon Properties Limited Partnership; thence
N 59° 22’ 33” E	a distance of Two Hundred Nine and Ninety-Five Hundredths feet (200.95’) to a point; thence
S 25° 23’ 47” E
a distance of Two Hundred Fifty and Seventy-Seven Hundredths feet (250.77’) to a point at Parcel 1 & 2; the previous two (2) courses by land now or formerly of Beacon Properties Limited Partnership; thence

S 41° 27’ 31” W	a distance of One Hundred Seventy and Thirty-Three Hundredths feet (170.33’) to a point; thence
S 64°00’ 04” W	a distance of Sixty-Four and Forty-Three Hundredths feet (64.43’) to the Point of Beginning; the previous two (2) courses by Parcel 1 & 2.

The above described Parcel of land contains an area of 60,990 square feet, more or less, or 1.4001 acres, more or less, and is more particularly shown as Parcel 3 on a plan entitled “Plan of Land at 2-14 Crosby Drive, Bedford, Mass. (Middlesex County) prepared for Bedford Business Park Limited Partnership, scale 50 feet to an inch, dated Nov. 1, 1996 by the BSC Group, Inc.” recorded with the Middlesex South District Registry of Deeds as Plan No. 1246 of 1996.
Parcel 4
All of Bedford Business Park Limited Partnership’s Right, Title and Interest in and to the following described Parcel of Land:
A certain Parcel of land situated on the northwesterly end of Crosby Road in the Town of Bedford, in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:
Beginning at a point in the most westerly end of Crosby Road at the most southerly corner of the granted premises at the easterly line of Route 3; thence

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N 21°25; 56” W	by the easterly line of Route 3, a distance of Four Hundred Fifty-Three and Seven Hundredths feet (453.07’) to a stone bound at land now or formerly of Beacon Properties of Limited Partnership; thence
N 21°48’ 17” W	a distance of Three Hundred Ninety-One and Ninety-One Hundredths feet (391.91’) to a point; thence
N 23° 01’27”W	a distance of One Hundred seventeen and Eighty-two Hundredths feet (117.82’) to a point; thence
N 05° 17’ 44” W	a distance of Forty-One and Thirty-Two Hundredths feet (41.32’) to a point; thence
N 22° 50’28” W	a distance of One Hundred Seven and Nine Hundredths feet (107.09’) to a point; thence
N 00° 22’ 29” W	a distance of Fourteen and Ninety-Six Hundredths feet (14.96’) to a point; thence
N 59° 22’ 23” E	a distance to Twenty-Four and Fourteen Hundredths feet (24.14’) to a point at Parcel 3; the previous six courses by land now or formerly of Beacon Properties Limited Partnership; thence
S 23° 06’ 22” E	by Parcel 3, a distance of Two Hundred Ninety-Nine and Fifty-One Hundredths feet (299.51’) to a point at Parcel 1 & 2; thence
S 21° 56’ 20” E	a distance of Two Hundred Eighty-Three and One Hundredth feet (283.01’) to a point; thence
S 21° 25’ 56” E	a distance of Five Hundred Four and Seventy Hundredths feet (504.70’) to a point in the northwesterly end of Crosby Road; the previous two (2) courses by Parcel 1 & 2; thence
S 25°47’ 26” W	along the northwesterly end of Crosby Road, a distance of Fifty-Nine and Twenty-Five Hundredths feet (59.25’) to the Point of Beginning.

The above described Parcel of land contains an area of 46,110 square feet, more or less, or 1.0585 acres, more or less, and is more particularly shown as Parcel 4 on a plan entitled “Plan of Land at 2-14 Crosby Drive, Bedford, Mass. (Middlesex County) prepared for Bedford Business Park Limited Partnership, scale 50 feet to an inch, dated Nov. 1, 1996 by the BSC Group, Inc.” recorded with the Middlesex South District Registry of Deeds as Plan No. 1246 of 1996.
LESS AND EXCEPT so much of Parcel 4 as was taken by virtue of Layout No. 7652 and Order of Taking by the Massachusetts Department of Highways, for the alteration of Route 3, dated September 11, 2002, recorded in Book 36449, Page 166, as shown on Plan No. 998 of 2002, recorded therewith.
A portion of Parcel 4 is Registered Land as follows:
One-half Crosby Road opposite Lot 2, but not opposite Lot 1, as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office for the South Registry District of the Middlesex County in Registration Book 855, Page 41, with Certificate No. 144991 (Plan No. 31882B).
Together with benefit of that certain appurtenant easement as set forth in Easement Agreement by and between MA-Crosby Corporate Center, L.L.C. as Grantor, and Boston Properties Limited Partnership, as Grantee, dated as of May 7, 2004, recorded in Book 43035, Page 303 and filed as Document No. 1337304.
Parcel 5
A parcel of land in the Town of Bedford, County of Middlesex, comprising a portion of the January 29, 1952 (Layout No. 3933) State highway layout of Route 3, the December 1, 1953 (Layout No. 4102) State highway alteration of Crosby Road, the September 11, 2002 (Layout No. 7652) State highway alteration of Crosby Drive, and the October 18, 2006 (Layout No. 7977) State highway alteration of Route 3 and bounded by the line described as follows:

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Beginning
at a point on the northerly location line of Section 3 of the aforesaid September 11, 2002 (Layout No. 7652) State highway alteration of Crosby Drive, said point bearing N 48°20’25” E and being 107.94 feet distant from station 4+70.51 of Auxiliary baseline “A” of said 1953 layout and extends thence, leaving said location line by a curve to the right of 490.00 feet radius and 217.79 feet with a chord bearing of S 3°01’34” W and a chord length of 216.00 feet;

thence	by a curve to the right 165.00 feet radius 256.52 feet with a chord bearing S 60°17’48” W and a chord length of 231.45 feet;
thence	N 75°09’57” W 50.62 feet;
thence	N 54°13’39” W 302.73 feet;
thence	N 45°43’32” W 268.93 feet;
thence
N 44°15’11” W 79.75 feet to a point on the northerly location line of the aforesaid October 18, 2006 (Layout No. 7977) State highway alteration, said point bearing N 53°11 ‘34” E and being 169.21 feet distant from station 157+08.65 of the Main baseline of said 1952 layout;

thence	following the location line of said 2006 (Layout No. 7977) State highway alteration in four courses easterly and southeasterly about 14 feet, 14 feet, 13 feet, and 25 feet, respectively;
thence	following the location line of said December 1, 1953 (Layout No. 4102) State highway alteration in two courses easterly and southeasterly about 274 feet and 330 feet respectively;
thence	following said 2002 State highway layout in two courses northeasterly and southeasterly about 118 feet and 30 feet respectively to the point of beginning.

Being shown as Parcel 4-L5-1 on a plan entitled: “Massachusetts Department of Transportation Plan of Road in the Town of Bedford Middlesex County Altered and Laid Out as a State Highway by the Massachusetts Department of Transportation Highway Division Scale: 40 Feet to the Inch”. Plan prepared by: BSC Group, Inc. 15 Elkins Street, Boston MA 02127, and recorded as Plan No. 512 of 2015.

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Exhibit A-1

Site Plan of Complex

A-1-1
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A-1-2
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Exhibit B
Sixth Amendment Additional Premises

SKYLIGHT
SKYLIGHT
SKYLIGHT
SKYLIGHT
SKYLIGHT
ELECT.
CLOSET

0'
5'
25'
50'
1'
10'

THIS SPACE
BUILDING 4
BUILDING 16
BUILDING 6

SECOND FLOOR KEY PLAN

SECOND FLOOR

4 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

2017_0155LE1 03/31/2017

B-1
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Exhibit C
Landlord Work Letter

1.
Landlord shall perform improvements to the Premises and the Building in accordance with the work list attached hereto as Attachment #1 (the “Worklist”) in a good and workmanlike manner, using new and quality materials and in compliance with all applicable Legal Requirements. The improvements to be performed by Landlord in accordance with the Worklist are hereinafter referred to as “Landlord's Work”. Landlord shall enter into a direct contract for Landlord's Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and approve of any subcontractors used in connection with Landlord's Work.

2.
This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time following the execution of the Sixth Amendment or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the Lease Term subsequent to the Sixth Amendment, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Sixth Amendment, or if none, the Lease.

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Attachment #1 to Exhibit C
Worklist – Landlord’s Work

1.
Install a Building Management System to control the HVAC system in the Existing Premises including installation of new controls as needed for RTUs, VAVs, and FTPs tied into a Building Management System throughout the Premises (except for the portion of the Premises on the first floor of 6 Crosby Drive), which Building Management System shall be an Automated Logic Web CTRL System (the “Landlord’s BMS Work”). Landlord shall perform the Landlord’s BMS Work in a good and workmanlike manner and shall use commercially reasonable efforts to Substantially Complete the Landlord’s BMS Work by January 1, 2018, subject to Tenant SA Delays and delays resulting from labor disputes (to the extent affecting the area, generally), civil commotion, war, war like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, enactment of new governmental regulations or controls not in effect as of the Effective Date, fire or other casualty, inability to obtain any material or services (to the extent affecting the area, generally), acts of God, adverse weather not reasonably anticipatable, or similar matters beyond Landlord’s reasonable control (“Force Majeure”).

2.
Install a new glass curtainwall at specified locations of the first floors of 8, 10, and 12 Crosby Drive similar to the existing glass curtainwall on the first floor of 6 Crosby Drive as described in the attached exhibit (the “Curtainwall Work”), subject to final construction drawings (the “Curtainwall Work Plans”) and permitting approved by Tenant, which approval will not be unreasonably withheld, conditioned or delayed and shall not be withheld if the Curtainwall Work Plans reflect Curtainwall Work consistent with the curtainwall installation performed to Building 6. If Landlord’s request for approval indicates in bold, capitalized text that states “THIS IS A TIME SENSITIVE REQUEST AND TENANT MAY BE DEEMED TO APPROVE THE SAME IF IT FAILS TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT,” within fifteen (15) business days after receipt thereof Tenant shall provide Landlord with written notice of either (i) its approval of the Curtainwall Work Plans, (ii) its disapproval of the same with an explanation therefor, or (iii) the need for additional information in order to review and approve the same. If Tenant fails to respond within the aforementioned 15 business day period, then Landlord may send Tenant a second request that indicates in bold, capitalized text that states “THIS IS A TIME SENSITIVE REQUEST AND TENANT SHALL BE DEEMED TO APPROVE THE SAME IF IT FAILS TO RESPOND TO WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT”, and Tenant’s failure to so respond within said five (5) business day period shall be deemed to constitute Tenant’s approval of the Curtainwall Work Plans.

Landlord shall perform the Curtainwall Work in accordance with a construction and phasing schedule to be mutually agreed to by Landlord and Tenant, and Tenant will cooperate with Landlord in the agreed-upon phased construction process as reasonably required to minimize Tenant SA Delay and achieve completion of the Curtainwall Work in accordance with the construction and phasing schedule agreed to by the parties. Landlord shall perform the Curtainwall Work in a good and workmanlike manner, using new and quality materials and shall use reasonable efforts to minimize unreasonable interference with Tenant’s use of the Premises and the conduct of business therein, including using reasonable efforts to perform any unreasonably noisy work or work generating

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unreasonable vibrations into the Premises outside of Tenant’s normal business hours. Landlord shall use all reasonable efforts to Substantially Complete the Curtainwall Work by March 31, 2018, subject to Force Majeure and any Tenant SA Delay (as hereinafter defined). Landlord and Tenant agree and acknowledge that the Curtainwall Work is to be completed in two phases (one phase for Curtainwall Work in Building 8, and a second for Curtainwall Work in Buildings 10 and 12), and that during the completion of each phase (which phases are anticipated to last between 1 and 3 months each), Tenant shall be required to relocate all furniture, equipment, and employees within 15 feet of the exterior walls of the first and second floors of the affected Premises (the “Protected Area of the Premises”).
For purposes of this Exhibit C, “Tenant SA Delay” shall mean any delay in the design, permitting or performance of the Landlord’s BMS Work or the Curtainwall Work to the extent that such delay is actually caused by any act or, where there is a duty to act under this Lease, any failure to act by Tenant or Tenant’s contractors, architects, engineers, or anyone else engaged by or on behalf of Tenant as hereinafter provided. Tenant SA Delay shall expressly include (without the need for any further notice to Tenant) Tenant’s failure to comply with the dates set forth in the construction and phasing schedule for the Curtainwall Work agreed to by Landlord and Tenant or any subsequent changes to such phasing schedule mutually agreed to by Landlord and Tenant or the period for providing any response to a request by landlord expressly set forth in this Attachment #1 (“Deemed Delays”). Notwithstanding the foregoing, except for failure to act in a timely manner (including in accordance with the dates set forth in the construction and phasing schedule for the Curtainwall Work) by Tenant or Tenant’s contractors, architects, engineers, or anyone else engaged by or on behalf of Tenant, in no event shall any act or occurrence giving rise to a delay be deemed a Tenant SA Delay as herein provided unless and until Landlord has given Tenant written notice (the “Tenant SA Delay Notice”) advising Tenant: (x) that a Tenant SA Delay is occurring and setting forth Landlord’s good faith estimate as to the likely length of such Tenant SA Delay; (y) of the basis on which Landlord has determined that a Tenant SA Delay is occurring; and (z) the actions which Landlord believes that Tenant must take to eliminate such Tenant SA Delay. Except with respect to Deemed Delays, no event shall be deemed to be a Tenant SA Delay if Tenant rectifies the situation causing the Tenant SA Delay within forty-eight (48) hours after delivery of the Tenant SA Delay Notice (which for the purposes of determining receipt may be delivered by hand or by email to Tenant’s Construction Representative (as defined in Section 7 of Exhibit D), with copies to follow to Tenant within five (5) days thereafter in accordance with the notice provisions of the Lease); provided, however, that if Tenant shall fail to eliminate the delay within the aforesaid 48-hour period, then the 48-hour cure period shall be included in the period of time charged to Tenant pursuant to such Tenant SA Delay Notice (it being understood and agreed that if Tenant shall in fact eliminate the Tenant SA Delay within the 48-hour cure period, no Tenant SA Delay shall be deemed to have occurred for the purposes of this Exhibit C for the first three (3) instances of Tenant SA Delay). In connection with the foregoing, Landlord and Tenant (together with their respective contractors and representatives, as appropriate) agree to hold periodic job meetings to discuss the performance and scheduling of the Curtainwall Work and any changes to the construction and phasing schedule for the Curtainwall Work that are reasonably necessary. Upon substantial completion of the Curtainwall Work, Tenant’s Construction Representative shall accompany Landlord’s Construction Representative and Landlord’s architect on a walkthrough to inspect the Curtainwall Work on a date within 10 business days of a date reasonably designated by Landlord. Upon Tenant’s request,

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Landlord shall provide Tenant with confirmation of the date of substantial completion for purposes of measuring the 345 day period referenced in the immediately following paragraph.
Landlord shall cause the Contractor to provide a customary one-year construction warranty for the Curtainwall Work, which shall provide that the Curtainwall Work will conform to the requirements of the Curtainwall Work Plans and will be free from defects. The Contractor’s warranty shall not include remedies for damage or defect caused by Tenant or anyone claiming by, through or under Tenant, alterations to the Curtainwall Work performed by or on behalf of Tenant, or normal wear and tear under normal usage. In the case of defects under the Contractor’s warranty, Tenant shall be deemed to have waived any claim for correction or cure for such defect on the date that is 345 days following the completion of such work as determined by Landlord’s architect if Tenant has not then given written notice of such defect to Landlord. Landlord shall cause Landlord’s contractor to remedy, repair or replace any such defects identified by Tenant within such 345-day period, such action to occur as soon as practicable during normal working hours (unless such work will adversely affect Tenant’s operations in the affected portions of the Premises, in which case the parties shall cooperate to permit such work to be performed after-hours) and so as to avoid any unreasonable interruption of Tenant’s use of the affected portions of the Premises. If timely and adequate notice has been given and if Landlord has other guarantees, contract rights, or other claims against contractors, materialmen or architects, Landlord shall, with regard to any such defects, exercise all reasonable efforts to enforce such guarantees or contract rights. The foregoing shall constitute Landlord’s entire obligation with respect to all defects in the Landlord Work (provided, however, that nothing in this paragraph shall relieve the Landlord of its repair and maintenance obligations under Section 4.1 of the Lease). During the period for correction of the Curtainwall Work in accordance with this paragraph, if the Tenant fails to notify the Owner and give the Owner an opportunity to cause the contractor to make the correction, the Tenant waives the rights to require correction by the contractor and to make a claim for breach of Landlord’s obligations under this paragraph for such nonconforming item of Curtainwall Work (nothing in this sentence being deemed to relieve Landlord of its repair and maintenance obligations under the Lease, however).

1.
Notwithstanding anything contained in this Lease to the contrary, if Landlord shall fail to substantially complete (y) the Landlord’s BMS Work on or before June 1, 2018 (which date shall be extended automatically for Tenant SA Delay and for such periods of time as Landlord is prevented from completing the same by reason of Force Majeure), or (iii) the Curtainwall Work by November 1, 2018 (which date shall be extended automatically for Tenant SA Delay and for such periods of time as Landlord is prevented from completing the same by reason of Force Majeure), then, in either such event, Tenant, as its sole remedy at law, equity, or under this Lease, shall be entitled to a credit against the Annual Fixed Rent payable under this Lease in an amount equal to Five Hundred Dollars ($500.00) per day for each day from and after the applicable completion date set forth above (i.e., June 1, 2018 (as it may be extended) with respect to Landlord’s BMS Work or November 1, 2018 (as it may be extended) with respect to the Curtainwall Work) to the date of completion of the Landlord’s BMS Work or the Curtainwall Work, as applicable. Additionally, if Landlord’s performance of any portion of the Curtainwall Work requires Tenant to vacate and not use a portion of the Protected Area of the Premises for in excess

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of six (6) months, subject to extension for Tenant SA Delay and Force Majeure, then the Annual Fixed Rent for the applicable portion of the Protected Area of the Premises plus an additional ten percent (10%) of the Premises as measured in rentable square feet shall abate from and after the expiration of such six (6) month period (as so extended) until such time as Tenant is reasonably able to reoccupy and conduct business in such affected areas of the Premises. In the event that Landlord disputes Tenant’s right to a rent abatement pursuant to this paragraph, such dispute may be submitted to arbitration by either party pursuant to Section 8 of Exhibit D to this Sixth Amendment.

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LEGEND & NOTES

NEW FACADE AREA

1. EXISTING WINDOWS TO REMAIN
2. NEW BRICK INFILL AS REQUIRED ABOVE NEW CURTAINWALL
3. NEW ALUMINUM FRAMED CURTAINWALL WITH 1" INSULATED GLAZING. OVERALL HEIGHT APPROXIMATELY 13'-0"
4. ALUMINUM COLUMN COVER (TYPICAL)

Roof
29' - 3"
Level 02
14' - 0"
Level 01
0' - 0"
GRADE
1
2
3
4

FIGURE 1: BUILDING 8 SOUTH ELEVATION

Roof
29' - 3"
Level 02
14' - 0"
Level 01
0' - 0"
GRADE
1
2
3
4

FIGURE 2: BUILDING 8 NORTH ELEVATION

0'
8'
16'
24'

BUILDING 8
8 CROSBY DRIVE
BUILDING 12
12 CROSBY DRIVE
BUILDING 10
10 CROSBY DRIVE
1
2

KEYPLAN (not to scale)

The Davis Companies

Xchange at Bedford
iRobot Facade Improvements

Gensler

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1
2
3
4
Roof
29'- 3"
Level 02
14'- 0"
Level 01
0'- 0"
GRADE

FIGURE 3: BUILDING 10 WEST ELEVATION

1
2
3
4
Roof
29' - 3"
Level 02
14' - 0"
Level 01
0' - 0"
GRADE

FIGURE 4: BUILDING 12 WEST ELEVATION

LEGEND & NOTES

NEW FACADE AREA

1. EXISTING WINDOWS TO REMAIN
2. NEW BRICK INFILL AS REQUIRED ABOVE NEW CURTAINWALL
3. NEW ALUMINUM FRAMED CURTAINWALL WITH 1" INSULATED GLAZING. OVERALL HEIGHT APPROXIMATELY 13'-0"
4. ALUMINUM COLUMN COVER (TYPICAL)

4
3

KEYPLAN (not to scale)

0'
8'
16'
24'

The Davis Companies

Xchange at Bedford
iRobot Facade Improvements

Gensler

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EXHIBIT D
WORK LETTER – SIXTH AMENDMENT TENANT ALTERATIONS
1.    Following the Effective Date, Tenant shall have the right to perform alterations and improvements in the Premises (the “Sixth Amendment Tenant Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Sixth Amendment Tenant Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 5.14 of the Lease, including Landlord’s right to approve (a) the final plans for the Sixth Amendment Tenant Alterations, and (b) the insurance coverage obtained by Tenant and its contractors in connection with the Sixth Amendment Tenant Alterations. In addition, Landlord shall have the right to approve, in its reasonable discretion, the contractors (each, a “Contractor”) to be retained by Tenant to perform the Sixth Amendment Tenant Alterations. Tenant shall be responsible for all elements of the plans for the Sixth Amendment Tenant Alterations (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of such plans shall in no event relieve Tenant of the responsibility therefor. Landlord's approval of the contractors to perform the Sixth Amendment Tenant Alterations shall not be unreasonably withheld. Landlord's approval of the general contractor to perform the Sixth Amendment Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required by Landlord, (iii) does not have the ability to be bonded for the work in an amount satisfactory to Landlord, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state and municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.
With respect to Sixth Amendment Tenant Alterations constructed within the two years after the Effective Date, Landlord shall review Tenant’s plans and specifications for the Sixth Amendment Tenant Alterations (the “Tenant’s Plans”) and, if Tenant’s request for approval indicates in bold, capitalized text that states “THIS IS A TIME SENSITIVE REQUEST AND LANDLORD MAY BE DEEMED TO APPROVE THE SAME IF IT FAILS TO RESPOND TO WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT,” within fifteen (15) business days after receipt thereof Landlord shall provide Tenant with written notice of either (i) its approval of the Tenant’s Plans, (ii) its disapproval of the same with an explanation therefor, or (iii) the need for additional information in order to review and approve the same. In its approval of the Tenant’s Plans, Landlord shall specify those alterations, additions and improvements that must be removed by Tenant at the expiration or earlier termination of the Term, if any, unless Landlord subsequently elects to waive such obligation to remove such alterations, additions and improvements. If Landlord fails to respond within the aforementioned 15 business day period, then Tenant may send Landlord a second request that indicates in bold, capitalized text that states “THIS IS A TIME SENSITIVE REQUEST AND LANDLORD SHALL BE DEEMED TO APPROVE THE SAME IF IT FAILS TO RESPOND TO WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT”. Landlord’s failure to so respond within said five (5) business day period shall be deemed to constitute Landlord’s approval of the Tenant’s

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Plans and determination that the alterations, additions and improvements shown thereon do not need to be removed by Tenant at the expiration or earlier termination of the Term (except to the extent that such removal would be required pursuant to clause (x) of Section 5.2 of the Lease with respect to Tenant’s computer, telephone and other communications systems and equipment). Notwithstanding the foregoing or anything in the Lease to the contrary, Tenant shall be required in all events to remove any internal stairwells, raised floors, supplemental HVAC, specialized fire suppression systems, kitchens, bathrooms and showers, and any structural improvements made by Tenant as part of the Sixth Amendment Tenant Alterations.
Notwithstanding anything contained herein to the contrary, it is understood and agreed that Tenant may retain contractors and subcontractors that use union or non-union labor in connection with the construction of the Sixth Amendment Tenant Alterations. Tenant shall be responsible for maintaining labor harmony among its contractors and subcontractors and other contractors and subcontractors performing work at the Building, if any. For Sixth Amendment Tenant Alterations costing $3,000,0000 or less in or one or more related projects and undertaken within two years after the Effective Date, no bonds or other security shall be required in connection with Tenant’s performance of such Sixth Amendment Tenant Alterations.
2.    Tenant shall pay to Landlord, within ten (10) days after Landlord's written demand, a construction management fee equal to one percent (1%) of the hard cost of the Sixth Amendment Tenant Alterations to compensate Landlord for reviewing the plans for the Sixth Amendment Tenant Alterations and for costs incurred by Landlord in facilitating completion of the Sixth Amendment Tenant Alterations. No other plan review or other fees shall be charged by Landlord with respect to the Sixth Amendment Tenant Alterations notwithstanding anything in the Lease to the contrary, including Section 5.14 of the Lease. Landlord reserves the right to deduct such fee from the Sixth Amendment Construction Allowance (defined below). The construction management fee set forth in this section shall supersede any contrary provision of the Lease in so far as concerns the Sixth Amendment Tenant Alterations.
3.    Provided there is no monetary or material non-monetary Event of Default in existence and continuing under the Lease, Landlord agrees to provide Tenant with an allowance of up to Eight Million Three Hundred Forty Seven Thousand Four Hundred Forty Dollars ($8,347,440.00) (the “Sixth Amendment Construction Allowance”) toward the cost of performing the Sixth Amendment Tenant Alterations. The Sixth Amendment Construction Allowance may only be used for “Eligible Costs,” which are: (a) the cost of preparing design and construction documents and mechanical and electrical plans for the Sixth Amendment Tenant Alterations (which may not exceed 25% of the Sixth Amendment Construction Allowance), and (b) hard costs in connection with the Sixth Amendment Tenant Alterations.
The Sixth Amendment Construction Allowance may be advanced to fund Eligible Costs. In no event, however, shall the Sixth Amendment Construction Allowance be used for (x) payments to Tenant or any affiliates of Tenant, (y) the purchase of any movable furniture equipment or personal property, or (z) costs resulting from any default by Tenant of its obligations under this Lease. Landlord shall, subject to compliance with all of the other terms, conditions and provisions of the

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Lease, make disbursements of the Sixth Amendment Construction Allowance (hereinafter, each a “Disbursement”) to Tenant in installments in accordance with the following terms and conditions:
(i)    Disbursements shall be made, at Tenant’s request to Landlord, either to Tenant or, at Tenant’s election, to the applicable contractors, vendors and other service providers performing the Sixth Amendment Tenant Alterations as Tenant may designate or request (provided that any such payment made directly to a contractor, vendor, or other service provider shall be conditioned upon the contractor, vendor or other provider entering into a letter agreement reasonably satisfactory to Landlord confirming that such payments are being made as a matter of convenience and do not create any obligation of Landlord to pay such sums to such contractor, vendor or other service provider), no more frequently than once per month, in minimum increments of $75,000.00 (except for the final Disbursement), on the basis of written requests made in accordance with the method described below, and Landlord shall act upon such requests within thirty (30) days following the receipt of a written request for a Disbursement, which action shall be either (A) funding the requested Disbursement, or (B) specifying the basis for not funding (provided, however, that Landlord shall fund any undisputed portion of the requested Disbursement) and, when applicable, requesting reasonable additional information and reasonable supporting documentation.
(ii)    Disbursements shall require the following requisitions, certifications and waivers: (1) an appropriate AIA requisition form reasonably approved by Landlord with respect to work performed pursuant to Tenant’s construction contract with its general contractor; (2) invoices from Tenant’s service providers, showing in reasonable detail the cost of the item in question or of the improvements installed to date in the Premises and, where applicable evidence of prior payments; (3) lien waivers in the form attached as Addendum #1 to this Work Letter; (4) evidence reasonably acceptable to Landlord of prior payments for amounts previously disbursed out of the Sixth Amendment Construction Allowance (to the extent not previously provided to Landlord); and (5) certifications from Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such certification. In the event that any portions of the Sixth Amendment Construction Allowance reflected on a particular requisition are to be funded directly to Tenant, as Tenant may designate or request, such requisition shall be accompanied by evidence reasonably satisfactory to Landlord that the items, services and work covered by such requisition have been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof.
(iii)    Each Disbursement shall be made in an amount equal to the product of (x) Landlord’s Percentage (as hereinafter defined) multiplied by (y) the lesser of: (A) the amount requested, or (B) the amount actually payable to, as applicable, the Contractor or subcontractor(s) or other third party, in each case including any applicable retainage to be released in respect of work and materials satisfactorily completed and in place with respect to that particular request for a Disbursement (exclusive of work and materials to the extent included in any prior funded requests for a Disbursement), but in all cases subject to a five percent (5%) retention until all conditions to the final Disbursement are satisfied as set forth below. “Landlord’s Percentage” shall mean a fraction expressed as a percentage, the numerator of which is the total amount of the Sixth Amendment

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Construction Allowance and the denominator of which is the total cost of all Eligible Costs. Tenant shall fund the remainder in each instance.
(iv)    Landlord may withhold or refuse to pay any Disbursement hereunder if (i) a Notice of Contract has been filed under Section 4 of Chapter 254 of the Massachusetts General Laws, as amended (the “Mechanic’s Lien Law”), unless with respect to the subject requisition, an accurately completed and valid Lien Form has been provided to Landlord and is deemed reasonably acceptable to Landlord and otherwise complies with applicable Laws, or if any other statutory lien has been filed or established relating to claims for labor, materials, or supplies, whether under the Mechanic’s Lien Law or otherwise.
(v)    No Disbursements will be made for materials prior to the incorporation of the materials into the Premises.
(vi)    Any disputes under this Exhibit D, Section 3 shall be submitted to arbitration in accordance with the terms of Section 8, below.
(vii)    The requisition for the final Disbursement to pay the retainage, shall also require: (A) a certificate from Tenant and Tenant’s architect that the Sixth Amendment Tenant Alterations have been completed in accordance with Tenant’s Plans; (B) receipt of a permanent certificate of occupancy for the Premises (if applicable); (C) delivery of the record set of as-built plans maintained by Tenant’s Contractor; (D) satisfaction of all conditions for final payment under the applicable construction contract, (E) final lien waivers from the Contractor (which may be conditioned upon receipt of payment), in the form required hereunder; (E) final lien waivers in the form required hereunder (which may be conditioned upon receipt of payment) from each sub-contractor, supplier, and any other party entitled to claim a lien with respect to the Sixth Amendment Tenant Alterations (other than the Contractor) who performs work in excess of $10,000; and (F) to the extent a lien waiver has not been provided as to the remaining amounts due under the applicable construction contract, the expiration of all statutory lien periods with no lien having been filed with respect to the Premises, the Building, or the Complex which remain outstanding.
4.    Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Sixth Amendment Construction Allowance, if applicable, during the continuance of an uncured Event of Default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured. If (a)Tenant’s request for disbursement contains, in bold and prominent print, a legend stating that “FAILURE TO RESPOND WITHIN     THIRTY (30) DAYS MAY RESULT IN AN OFFSET AGAINST RENT DUE PURSUANT TO EXHIBIT D OF THE SIXTH AMENDMENT TO THE LEASE,” and Landlord fails to respond within such thirty (30) day period, and Landlord thereafter fails to respond to such request within two (2) business days of a second notice from Tenant containing such legend, or (b) Landlord has timely disputed Tenant’s demand and has thereafter failed to pay Tenant the amount of any final, unappealable judgement against Landlord within thirty (30) days after the issuance thereof, then Tenant may offset the amounts due from Landlord to Tenant under this Section 2 of Exhibit D against Fixed Rent payable under this Lease until Tenant is paid in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Fixed Rent by more than twenty percent (20%) of the amount of Annual Fixed Rent that would otherwise have been due and payable by

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Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Term of the Lease (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Fixed Rent in equal monthly amounts over the balance of the remainder of the Term.
5.    In no event shall the Sixth Amendment Construction Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. In the event Tenant does not submit to Landlord a written request for payment of the entire Sixth Amendment Construction Allowance (together with all of the documents and certificates required for such payment) by February 28, 2021, any portion of the Sixth Amendment Construction Allowance not disbursed to Tenant shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Sixth Amendment Tenant Alterations and/or the Sixth Amendment Construction Allowance.
6.    Tenant agrees to accept the Premises in its “as-is” condition and configuration, without representation or warranty by Landlord or anyone acting on Landlord's behalf, it being agreed that Landlord shall not be required to perform any work (except the Landlord Work set forth in Exhibit C to the Sixth Amendment) or incur any costs in connection with the construction or demolition of any improvements in the Premises (except as provided above with respect to the Sixth Amendment Construction Allowance). The foregoing shall not limit or waive Landlord’s express obligations under the Lease with respect to the Premises, the Building or the Complex.
7.    Chad Haskell (phone no.__________, email ____________) shall be Tenant’s Construction Representative, and shall have full power and authority to act on behalf of Tenant on any matters relating to the Landlord Work or Tenant’s Sixth Amendment Tenant Alterations. Tenant may name a replacement Tenant Construction Representative from time to time by written notice to Landlord making reference to this Section 7. _____ (phone no. __________, email ______________) shall be Landlord’s Construction Representative, shall have full power and authority to act on behalf of Landlord on any matters relating to the Landlord Work or Tenant’s Sixth Amendment Tenant Alterations. Landlord may name a replacement Landlord Construction Representative from time to time by written notice to Tenant making reference to this Section 7.
8.    All disputes between the parties regarding Tenant SA Delays and other matters expressly referencing this Section 8 shall be resolved in accordance with this Section 8. Any arbitration decision under this Section 8 shall be enforceable in accordance with applicable law in any court of proper jurisdiction. A party may not initiate arbitration under this Section 8 without notifying the other party and requesting a meeting of senior representatives to resolve the dispute. Within five (5) business days following such notice, senior representatives of Landlord and Tenant who have authority to resolve the dispute shall meet in order to seek a resolution by agreement prior to the arbitration. If the dispute is not so resolved at the meeting (or if one party does not attend) then either party may initiate arbitration.
Any arbitration conducted pursuant to this Section 8 shall be conducted in as expeditious a manner as possible to avoid delays in the construction of the Landlord’s Work and the Sixth Amendment

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Tenant Alterations and shall be resolved by a single arbitrator, who shall be agreed to by the parties within ten (10) days after either party requests arbitration under this Section 8 by notice to the other. Landlord and Tenant shall seek to agree upon a single arbitrator who is an independent third party real estate professional with at least twenty (20) years of experience in construction disputes involving multi-tenant, first-class office developments that has not worked for either party for the prior five (5) years (a “Qualified Arbitrator”) and, if they are unable to agree, then a Qualified Arbitrator shall, upon request by either party, be appointed by the office of the American Arbitration Association (“AAA”) or successor organization administering arbitrations held in Boston, Massachusetts. The arbitrator shall decide the dispute by written decision. The arbitration shall be conducted in Boston Massachusetts or another location agreed to by the parties in accordance with the Fast Track Procedures (regardless of the amount in dispute) of the Construction Industry Arbitration Rules of the AAA (or any successor organization), as modified and/or supplemented by this Section on an expedited basis and shall be concluded, with a decision issued, no later than thirty (30) days after the date that such dispute is submitted for arbitration. The decision of the arbitrator shall be final and binding on the parties. The parties shall comply with any orders of the arbitrator establishing deadlines for any such proceeding. The fee of the arbitrator shall be paid equally by the parties. Each party shall pay all other costs incurred by it in connection with the arbitration.
9.    This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time following the execution of the Sixth Amendment or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the Lease Term subsequent to the Sixth Amendment, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Sixth Amendment, or if none, the Lease.
[END OF EXHIBIT D]

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ADDENDUM #1 TO EXHIBIT D TO SIXTH AMENDMENT TO LEASE
FORMS OF LIEN WAIVER

[FORM OF ARCHITECT’S LIEN WAIVER]

Payment Receipt and Affidavit

To:                                  (“Owner”)
Project:
Application for Payment No.:
Period Ending:
Progress Payment: _____    Final Payment:_______ (check one or the other)

A. Original Contract Amount	$________________________
B. Total Additional Services Amounts, if any	$________________________
C. Adjusted Contract Amount (Add A & B)	$________________________
D. Amount Paid to Date Before this Application	$________________________
E. Retainage Held on Amount Paid to Date, if any	$________________________
F. Amount Owing on this Application	$________________________
G. Retainage to be Held on this Application, if any	$________________________
H. Total Owing on this Application (F minus G)	$________________________

1.    Except for any Disputed Claims Amount set forth below, Retainage Held and to be Held and Total Owing on this Application set forth above, Undersigned, on its behalf and on behalf of anyone directly or indirectly employed by or claiming under it, hereby fully and forever releases, acquits and discharges Owner, its general and limited Owner, agents, attorneys, employees, officers, directors, trustees, stockholders, managers, members, lenders, and their respective successors and assigns, whether disclosed or undisclosed (individually and collectively hereinafter referred to as the “Releasees”), from all manner of action and causes of action, claims, suits, debts, sums of money, commissions, compensation for services rendered, liens of any type, trust fund claims, judgments, executions, damages, demands and rights whatsoever, at law or in equity, now existing or which may hereafter accrue in favor of

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Undersigned by reason of or in connection with any and all claims arising out of its contract, and for all work, labor and services furnished, performed and provided pursuant thereto including without limitation all claims for additional services, reimbursable expenses, charges, credits, contract amendments thereto and all other services with regard to the Project through the Period Ending set forth above. The foregoing shall be with respect to all matters arising through the Period Ending set forth above if this Affidavit is given in connection with a Progress Payment; and if given in connection with Final Payment it shall be with respect to all matters existing or arising through the date hereof or hereafter at any time existing or arising.

2.    Undersigned certifies, warrants and represents that (a) it has paid in full and in accordance with all applicable obligations, laws and regulations, for all labor and services performed and furnished in connection with the services under its contract, all social security withholding, unemployment insurance, sales, use and other taxes applicable thereto and for all premiums for insurance carried with respect thereto; (b) it owes no one for any of the foregoing or any other item of cost or expense in connection with the performance or furnishing of the services under its contract; and that (c) no claims have been made against Undersigned for any unpaid labor, services or any other item of cost and expense arising out of or relating to the services under its contract that are not currently paid and satisfied.
3.    Undersigned certifies, warrants and represents (i) that the “Amount Owing on this Application” set forth above constitutes the entire value of all services rendered by or under the undersigned for which payment is due through the Period, (ii) that all other amounts set forth above are accurate and complete, and (iii) that the Undersigned has no other claims except as set forth in the maximum aggregate amount as “Disputed Claims Amount” below and described in detail on Exhibit A attached (any such description must include a detailed statement of the kind and nature of the claim and must have attached a copy of the notice given of such claim).
4.    If, after the Owner’s payment of the Total Owing on this Application, any claims or liens are made or filed against any of the Releasees or the Project by Undersigned, or by any employee, other design professional, subcontractor or supplier of Undersigned or by anyone directly or indirectly employed or engaged by any of the foregoing with respect to the Project, or if any certification, warranty or representation herein or otherwise given in connection herewith shall not be true in all material respects, Undersigned agrees to satisfy and discharge such claim or lien and indemnify the Releasees, hold the Releasees harmless and defend the Releasees, at Undersigned’s sole cost and expense, from and against such claim or lien or any such certification, warranty or representation not being true, and to pay all costs and expenses related thereto, including, but not limited to, the cost of discharging any liens and all legal fees, disbursements and costs of litigation in connection with any of the foregoing. To the fullest extent permitted by law, the Undersigned discharges, releases and waives all liens and right to lien expressly including such rights with respect to the Amount Paid to Date Before this Application and, when paid, with respect to the Total Owing on this Application.
5.    Undersigned makes this Affidavit freely and voluntarily, without duress or coercion, after Undersigned has either consulted with or been given the opportunity to consult

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with legal counsel, and Undersigned has carefully and completely read all of the terms and provisions of this Affidavit and has agreed to be bound hereby.
6.    Undersigned acknowledges that the foregoing statements, representations, warranties and agreements are made as an affidavit under applicable law and otherwise to induce the Owner to make the payment requested and its lender to provide funds under its loan, and that the Releasees are relying upon the truth of the statements, representations and warranties contained herein.
7.    Undersigned acknowledges that this Affidavit shall inure to the benefit of the Releasees and their respective successors and assigns and shall be binding on Undersigned and its successors and assigns. If any part or provision hereof is unenforceable, the remainder shall not be affected.
In witness whereof, Undersigned has caused this instrument to be sworn to executed under seal as of the _____ day of ____________, 20___.

Disputed Claims Amount, if any $______________ (see attached Exhibit A)

Design Professional:

(Type Name)

By:
(Duly Authorized)

STATE OF ____________

____________________ County, ss.

On this ____ day of _____________, 200_, before me, the undersigned notary public, personally appeared ________________________________, proved to me through satisfactory evidence of identification of a driver’s license to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of (his) (her) knowledge and belief.

(official signature and seal of notary)

My commissions expires ___________________

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[FORM OF CONTRACTOR’S LIEN WAIVER]

PARTIAL WAIVER AND SUBORDINATION OF LIEN
M.G.L. c. 254, §32

COMMONWEALTH OF MASSACHUSETTS: Date: _______, ___ 200__
MIDDLESEX COUNTY    Application for Payment No. ____

OWNER:    ______________________________________________

CONTRACTOR:    _______________________________________________

LENDER/MORTGAGEE:    _______________________________________________

1.	Original Contract Amount:	$_______________
2.	Approved Change Orders:	$_______________
3.	Adjusted Contract Amount:	$_______________
4.	Completed to Date:	$_______________
5.	Less Retainage:	$_______________
6.	Total Payable to Date: (line 6 less line 5)	$_______________
7.	Less Previous Payments:	$_______________
8.	Current Amount Due: (line 6 less line 7)	$_______________
9.	Pending Change Orders:	$_______________
10.	Disputed Claims:	$_______________

The undersigned who has a contract with Owner, for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property with a street address of _____________, _____________, Massachusetts, and owned by Owner, upon receipt of ___________________ ($_________________) in payment of an invoice/requisition/application for payment dated _____________ does hereby:

(a)
waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date:

_____________________ (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above; and

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(b)
subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this _____ day of ______________, _____.

Contractor:

By:    ________________________

Its:    ________________________

COMMONWEALTH OF MASSACHUSETTS

____________________ County, ss.

On this ____ day of _____________, 200_, before me, the undersigned notary public, personally appeared ________________________________, proved to me through satisfactory evidence of identification, which was _______________________________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose, as _________________________ of ____________________________________, a ____________________________________.

______________________________
(official signature and seal of notary)
Name: ________________________
My commission expires: ________________________

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CONTRACTOR’S CONDITIONAL WAIVER AND
RELEASE UPON FINAL PAYMENT
(Submitted with final application for payment)

OWNER:        __________________________________

CONTRACTOR:    ___________________________________________________

PROJECT:        ___________________________________

Contract Sum:        $_______________________________

Total Amount Previously Paid:    $_______________________________

Final Payment Amount:        $_______________________________

In consideration of all past payments received from the Owner in connection with the Project, the undersigned acknowledges and agrees that, except for the Final Payment Amount (as set forth above), it has received full and final payment of all sums due, including all sums due under its Contract with Owner, for labor, materials and/or equipment furnished by the undersigned to or in connection with the Project. The undersigned further acknowledges and agrees that upon receipt of a check in the Final Payment Amount and payment of such check by the bank upon which it is drawn, the undersigned will release, discharge, relinquish and waive any and all claims, suits, liens, and rights under the statutes of the Commonwealth of Massachusetts with respect to the Owner, the Project and/or against the Owner on account of any labor, materials and/or equipment furnished in connection with the Project.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document shall be binding upon the undersigned.

This document is to take effect as a sealed instrument.

Signed under the penalties of perjury as of this ____ day of ________, ______.

CONTRACTOR:

____________________________________
Signature of Authorized Individual

_____________________________________
Printed Name and Title of Above Individual

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[FORM OF SUBCONTRACTOR’S LIEN WAIVER]

SUBCONTRACTOR'S
RELEASE AND PARTIAL LIEN WAIVER

I.    Reference Data:

Owner:

Tenant:

Project:

Subcontractor:

Subcontract Work:

Subcontract Date:

Current Subcontract Financial Status Summary:

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1.	Original Subcontract Amount	$_______________
2.	Approved Change Order(s)	$_______________
3.	Adjusted Total Subcontract Amount (Item No.1 plus 2)	$_______________
4.	Total Amount of Subcontract Work Completed to Date (including Current Requisition and Retainage)	$_______________
5.	Total Payments Received by Subcontractor through the Date of Release and Waiver (as defined below)	$_______________
6.	Retainage Held on Account of Payments Received by Subcontractor (Item No. 5)	$_______________
7.	Amount Currently Requisitioned, including Retainage (Item No. 4 less Items No. 5 and 6)	$_______________
8.	Retainage to be Held on Account of Current Requisition	$_______________
9.	Balance Currently Due (Item No. 7 less Item No. 8)	$_______________

Outstanding Claims and Pending Change Orders, if any, must be set forth on Schedule A.

II.    Release and Partial Lien Waiver

For the period ending on the last day of the month of _________, 200_ (the "Date of Release and Waiver") the undersigned Subcontractor hereby acknowledges receipt of payments on account of the Subcontract Work in the amount of the Total Payments Received by Subcontractor through the Date of Release and Waiver (Item No. 5, above). This amount represents payment in full through and including the Date of Release and Waiver.

The undersigned hereby swears and certifies that the Reference Data set forth above is true and correct and acknowledges that there are no additional costs or claims for any extras, additions or changes for labor or materials or otherwise on the Project, other than those listed on Schedule A. To the extent permitted by applicable law, the undersigned hereby waives and releases any and all claims, laborer's, mechanic's or materialmen's liens, and claims of right to a laborer's, mechanic's or materialmen's lien on or against the Project under the laws of Massachusetts, on account of labor or materials or both furnished by the undersigned to or on account of the Subcontract Work through the Date of this Release and Waiver, except for matters set forth on Schedule A.

The undersigned hereby swears and certifies that all persons, firms or other entities, regardless of tier, who have supplied work, labor, materials, services and other items to the undersigned in connection with the Project have been paid in full through the Date of Release and Waiver, except for amounts included in the Current Requisition (Item No. 7, above); and agrees

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that the General Contractor, the Owner, any lender of the Owner, the Tenant or any other person or entity having an interest in the Project may rely on the accuracy of this instrument.

Duly authorized and executed under the pains and penalties of perjury as of this ___________ day of ________, 200_.

SUBCONTRACTOR:    _____________________________________

By:    _____________________________

Title:    _____________________________
Hereunto duly authorized

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SCHEDULE A

Outstanding Claims and Pending Change Orders

Amount of Claim
1.    Nature of Claim                            or Requested Change

2.    Pending Change Orders

___________________________________
Except for those matters listed above, the Subcontractor acknowledges by the submission of this Release and Partial Lien Waiver that, as of the Date of Release and Waiver, no such claims or pending change orders exist.

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EXHIBIT O
EXISTING LEASES

That certain lease between DIV BEDFORD, LLC, as Landlord, and MULTIPLAN, INC., as Tenant, dated on or about February 23, 2015, for certain premises in the building known as 16 Crosby Drive.

O-1
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